As filed with the Securities and Exchange Commission on April 2, 2021

Registration No. 333- ________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	2086	35-2177773
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

201 Merritt 7 Corporate Park
Norwalk, Connecticut 06851

(203) 890-0557

(Address and telephone number of principal executive offices and principal place of business)

Norman E. Snyder, Jr.

Chief Executive Officer

201 Merritt 7 Corporate Park
Norwalk, Connecticut 06851

(203) 890-0557

(Name, address and telephone number of agent for service)

With copy to:

Ruba Qashu

Libertas Law Group, Inc.

225 Santa Monica Boulevard, 5th Floor

Santa Monica, CA 90401

Telephone: (949) 355-5405

Fax: (310) 356-1922

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Estimated
			Proposed		Proposed
			Maximum		Maximum
Title of Each			Offering		Aggregate		Amount of
Class of Securities	Amount to be		Price		Offering		Registration
to be Registered	Registered (1)		per Share		Price		Fee
Secondary Offering by Selling Shareholders:
Common Stock, par value $0.0001 per share, underlying warrants	1,000,000	(2)	$1.08	(3)	$1,080,000	(3)	$117.83
Total					$1,080,000		$117.83

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Consists of 1,000,000 shares of common stock issuable upon the exercise of common stock warrants issued by the Company, pursuant to the terms of that certain Satisfaction, Settlement and Release of Claims, dated December 11 2020, by and between the Company and Raptor Harbor Reeds SPV, LLC, a Delaware limited liability company (“Raptor”), the selling shareholder herein, and the common stock purchase warrant, dated December 11, 2020, issued by and Company in favor of Raptor.

(3) In accordance with Rule 457(g) under the Securities Act of 1933, as amended, the aggregate offering price of the shares of common stock is estimated solely for the calculation of the registration fee due for this filing. This estimate was based on the average of the high and low sales prices of the Registrant’s common stock reported by The Nasdaq Capital Market on March 30, 2021, which was $1.08.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

Subject to completion, dated April _____, 2021

PRELIMINARY PROSPECTUS

1,000,000 Shares of Common Stock

The selling shareholder of Reed’s, Inc. (“Reed’s,” “we,” “us” or the “Company”) listed on page 6 of this prospectus may offer and resell under this prospectus up to 1,000,000 shares of our common stock (“warrant shares”) issuable upon exercise of that certain common stock purchase warrant acquired by the selling shareholder pursuant to the terms of that certain Satisfaction, Settlement and Release of Claims, dated December 11, 2020. We are registering the resale of the warrant shares covered by this prospectus as required by the Registration Rights Agreement we entered into with the selling shareholder on December 11, 2020.

The Company is not selling any securities under this prospectus and will not receive any of the proceeds from the sale of securities by the selling shareholders.

The selling shareholder or its assignees or successors-in-interest may offer and sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how a selling shareholder may sell its shares of common stock in the section titled “Plan of Distribution” appearing elsewhere in this prospectus. We will pay the expenses incurred in registering the securities covered by the prospectus, including legal and accounting fees.

Our common stock is listed on The Nasdaq Capital Market under the symbol “REED.” The last reported sale price of our common stock on March 30, 2021 was $1.08 per share.

Investing in our securities involves risks. See the section titled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 2, 2021

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INFORMATION CONTAINED IN THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference into this prospectus. We have not, and the selling shareholder has not, authorized anyone to provide you with additional or different information. These securities are not being offered in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the documents incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our common stock. Unless the context otherwise requires, (i) references to “Reed’s” “Company,” “we,” “us” and “our” refer to Reed’s, Inc.

WHERE YOU CAN FIND MORE INFORMATION

The Securities Exchange Commission maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities Exchange Commission. You may access the registration statement, of which this prospectus form is a part, at the Securities Exchange Commission’s Internet website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the Securities Exchange Commission, at our website at www.reedsinc.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus. In addition, our common stock is listed for trading on The Nasdaq Capital Market under the symbol “REED.”

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the Securities Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”), and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of these documents and contracts from the Securities Exchange Commission’s web site or our web site.

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INCORPORATION OF INFORMATION BY REFERENCE

The Securities Exchange Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the Securities Exchange Commission will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the Securities Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities Exchange Commission on March 30, 2021;
●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-32501), filed with the Securities Exchange Commission pursuant to Section 12(b) of the Exchange Act on May 9, 2019, as may be amended, including any further amendment or report filed hereafter for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling (800) 997-3337 Ext. 2 or contacting: Investor Relations at Reed’s Inc., 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851, ir@reedsinc.com. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.reedsinc.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. We have not, and the selling shareholder has not, authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. These forward-looking statements include, among other things, statements about:

●	Our ability to generate sufficient cash flow to support marketing and product development plans and general operating activities,
●	Decreased demand for our products resulting from changes in consumer preferences,
●	Competitive products and pricing pressures and our ability to gain or maintain our share of sales in the marketplace,
●	The introduction of new products,
●	Our being subject to a broad range of evolving federal, state and local laws and regulations including those regarding the labeling and safety of food products, establishing ingredient designations and standards of identity for certain foods, environmental protections, as well as worker health and safety. Changes in these laws and regulations could have a material effect on the way in which we produce and market our products and could result in increased costs,
●	Changes in the cost and availability of raw materials and the ability to maintain our supply arrangements and relationships and procure timely and/or adequate production of all or any of our products,
●	Our ability to penetrate new markets and maintain or expand existing markets,
●	Maintaining existing relationships and expanding the distributor network of our products,
●	Decline in global financial markets and economic downturn resulting from the coronavirus COVID-19 global pandemic,
●	Business interruptions resulting from the coronavirus COVID-19 global pandemic,
●	Maintaining the listing of our common stock on the Nasdaq Capital Market or other national securities exchange,
●	The marketing efforts of distributors of our products, most of whom also distribute products that are competitive with our products,
●	Decisions by distributors, grocery chains, specialty chain stores, club stores and other customers to discontinue carrying all or any of our products that they are carrying at any time,
●	The availability and cost of capital to finance our working capital needs and growth plans,
●	The effectiveness of our advertising, marketing and promotional programs,
●	Changes in product category consumption,
●	Economic and political changes,
●	Consumer acceptance of new products, including taste test comparisons,
●	Possible recalls of our products, and
●	Whether or not we will be entitled to forgiveness of our Paycheck Protection Program loan.

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We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document, particularly in the section entitled “Risk Factors” appearing elsewhere in this prospectus relating to factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements contained in this prospectus or in any document or report incorporated by this prospectus are made as of the date of this prospectus or such documents or reports, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. The risks and uncertainties described in these risk factors are not the only ones facing our Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

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PROSPECTUS SUMMARY

The following is only a summary. We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the U.S. Securities and Exchange Commission. Investing in our securities involves risks. Therefore, please carefully consider the information provided in the section titled “Risk Factors” beginning on page 6.

Our Company

Reed’s Inc., a Delaware corporation (“Reed’s”, the “Company,” “we,” or “us” throughout this report) owns a leading portfolio of handcrafted, all-natural beverages that is sold in over 40,000 outlets nationwide (including the natural and specialty food channel, grocery stores, mass merchants, drug stores, convenience stores, club stores and on-premise locations including bars and restaurants). Reed’s two core brands are Reed’s Craft Ginger Beer and Reed’s Real Ginger Ale and Virgil’s Handcrafted soda. Reed’s Craft Ginger Beers are unique due to the proprietary process of using fresh ginger root combined with a Jamaican inspired recipe of natural spices, honey and fruit juices. Reed’s uses this same handcrafted approach in its Reed’s Real Ginger Ale and Virgil’s line of great tasting, bold flavored craft sodas, including its award-winning Virgil’s Root Beer.

Reed’s is the leading ginger beer in the US; Virgil’s is the leading independent (not aligned with Coca-Cola, Pepsi or Keurig Dr. Pepper) all-natural full line craft soda and is ranked fourth in the craft soda category.

Historical Development

Reed’s Original Ginger Brew, created in 1987 by Christopher J. Reed, our founder, and current Chief Innovation Officer and director, was introduced to the market in Southern California stores in 1989. By 1990, we began marketing our products through United Natural Foods Inc. (“UNFI”) and other natural food distributors and moved our production to a larger facility in Boulder, Colorado.

In 1991, we incorporated our business operations in the state of Florida under the name of Original Beverage Corporation and moved all production to a co-pack facility in Pennsylvania. Throughout the 1990’s, we continued to develop and launch new Ginger Brew varieties. Reed’s Ginger Brews reached broad placement in natural and gourmet foods stores nationwide through UNFI and other major specialty, natural/gourmet and mainstream food and beverage distributors.

In 1997, we began licensing the products of China Cola and eventually acquired the rights to that product in 2000. In 1999, we purchased the Virgil’s Root Beer brand from the Crowley Beverage Company. In 2000, we moved into an 18,000-square foot warehouse property, the Brewery, in Los Angeles, California, to headquarters. In 2001, pursuant to a reincorporation merger, we changed our state of incorporation to Delaware and also changed our name to “Reed’s, Inc.”

In September 2018, we completed the relocation of its headquarters to Norwalk, Connecticut. In December 2018, after a lengthy marketing and bidding process, we sold the Brewery to a company owned by Christopher J. Reed, our founder. The sale of the Brewery marked a fundamental shift in the nature of our operations and effectively eliminated our costs associated with excess manufacturing capacity.

Industry Overview

Reed’s offers its portfolio of natural hand-crafted beverages in the craft specialty foods industry as natural alternatives to the $32 billion mainstream carbonated soft drinks (“CSD”) market in the United States as measured by IRI Multi Outlet scan data. Reed’s products are sold across the country and internationally in the following major channels: natural food, specialty food, grocery, mass merchant, convenience, club, drug, and on-premise locations (bars and restaurants).

Even after a year of the pandemic, overall sales growth of natural food and beverage products continues to outpace sales growth for conventional products across all retail channels. We see ample opportunity to scale our natural beverage business and grow our distribution in these channels.

Carbonated Soft Drink Industry Overview

The retail CSD category has rallied during the pandemic. This past year, after 13 years of declines, the retail CSD category grew 13%. The ginger ale segment grew even faster at 15.4% and is now a $1.1 billion dollar market. Ginger ale growth, we believe, is driven primarily by a consumer perception of ginger ale as a healthier alternative to other sodas. Our new line of ginger ales made with real ginger deliver on this perception and are poised to breakout in the segment.

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In the wake of COVID-19, consumers are shifting consumption to better-for-you products. We believe there is significant growth potential from consumers switching away from mainstream beverages that contain artificial ingredients and preservatives towards great-tasting, natural alternatives.

Consumer Trends Driving Growth for Our Products

The following is a list of consumer trends that are accelerating as we exit the pandemic, and which support our brands.

●	Natural: Interest in all-natural products has gone mainstream.

●	Clean Label: 62% of Americans are avoiding at least one ingredient.

●	Reduced Sugar: A favorable trend for our zero-sugar beverages, 77% of consumers say they are reducing their sugar intake.

●	Functionality: Right before the pandemic, 65% of consumers looked for function in what they eat and drink. This accelerating trend will drive growth for our ginger-based beverages.

●	Craft: Appeal continues to grow of higher-quality, independent, and more authentic brands.

●	Premiumization: A trend towards embracing quality has accelerated during the pandemic with consumers splurging on premium beverages at retail, including premium mixers.

●	Better-for-you Mocktails: More consumers are seeking non-alcoholic alternatives with bold and unique flavors.

●	Ready-to-Drink Cocktails: Category is exploding alongside hard seltzer as people seek novelty and variety, which puts our RTD Mules in a great position to succeed.

Our strategies will remain responsive to these macro consumer trends as we concentrate our efforts on developing the Company’s sales and marketing functions.

Our Products

We make our hand-crafted beverages with only premium, natural ingredients. Our products are free of genetically modified organisms (“GMOs”) and artificial preservatives. Over the years, Reed’s has developed several product offerings. In 2019, we streamlined our focus to our core categories of Reed’s Ginger Beverages and Virgil’s Craft Sodas. In April 2020, we launched our new line of Reed’s Real Ginger Ales, in both Full Sugar and Zero Sugar versions, made with 2,000mg of fresh organic ginger.

Reed’s Craft Ginger Beer

Reed’s Craft Ginger Beer is set apart from other ginger beers by its proprietary process of brewing fresh ginger root, its exclusive use of all-natural ingredients, and its authentic Jamaican-inspired recipe. We do not use artificial preservatives, artificial flavors, or colors, and Reed’s Ginger Beer is certified kosher. We offer different levels of fresh ginger content, ranging from our lightest-spiced Original, to our medium-spiced Extra, and finally to our spiciest Strongest. We also offer three sweetener options: one with cane sugar, honey and fruit juices; one with honey and pineapple juice; and another without sugar (Zero Sugar) made from an innovative blend of natural sweeteners (developed in 2018 and commercialized in 2019).

As of the end of 2020, the Reed’s Craft Ginger Beer line included five major varieties:

●	Reed’s Original Ginger Beer – Our first to market product uses a Jamaican-inspired recipe that calls for fresh ginger root, lemon, lime, honey, raw cane sugar, pineapple, herbs and spices.

●	Reed’s Premium Ginger Beer – Our Original Ginger Beer sweetened with honey and pineapple juice. (No cane sugar added.)

●	Reed’s Extra Ginger Beer – Contains 100% more fresh ginger than Reed’s Original recipe for extra spice.

●	Reed’s Strongest Ginger Beer – Contains 200% more fresh ginger than Reed’s Original for the strongest spice.

●	Reed’s Zero Sugar Extra Ginger Beer – launched in 2019 in bottles and cans, it uses a proprietary natural sweetening system for a zero-calorie version of our Reed’s Extra Ginger Beer.

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Reed’s Real Ginger Ale

Reed’s Real Ginger Ale is unique for the category because it combines real fresh ginger with the classic, refreshing taste that consumers love. It contains nothing artificial and is Non-GMO project verified. We offer two sweetener options: one with cane sugar and the other with our zero-calorie, all-natural sweetener blend.

●	NEW! Reed’s Real Ginger Ale – launched in April 2020 in standard and slim cans. It is the only mass market ginger ale made with organic fresh ginger.

●	NEW! Reed’s Zero Sugar Real Ginger Ale – also launched in April 2020 in standard and slim cans. It uses our all-natural sweetener blend to match the great taste of the cane sugar version in a zero-calorie drink.

Other New Ginger Beverages under the Reed’s brand

●	NEW! Reed’s Wellness Ginger Shots – launched in February 2020 offered in two varieties: Daily Ginger and Ginger Energize. These convenient, shelf-stable shots provide a ginger boost on the go.

●	NEW! Reed’s Zero Sugar Classic Mule – launched in June 2020 containing 7% ABV (Alcohol By Volume), is the ultimate mule, made with fresh ginger root, to be enjoyed anytime, anywhere.

Virgil’s Handcrafted Sodas

Virgil’s is a premium handcrafted soda that uses only all-natural ingredients to create bold renditions of classic flavors. We don’t use any artificial preservatives, any artificial colors, or any GMO-sourced ingredients, and our Virgil’s line is certified kosher.

The Virgil’s line includes the following products:

●	Handcrafted Line: Virgil’s first Handcrafted soda was launched in 1994. It began as one man’s passion to create the finest root beer ever produced and has since won numerous awards. Virgil’s difference is using all-natural ingredients to craft bold, classic soda flavors. Virgil’s Handcrafted line includes Root Beer, Vanilla Cream, Black Cherry, and Orange Cream.

●	Zero Sugar Line: Virgil’s launched a new line of Zero Sugar, Zero Calorie craft sodas in 2019. Each Zero Sugar soda is sweetened with a proprietary blend of natural sweeteners with no added sugars. This all-natural line of Zero Sugar flavors includes Root Beer, Cola, Black Cherry, Vanilla Cream, Orange Cream and Lemon-Lime. The product has recently been certified Keto compliant.

2021 Product Launches

During the second quarter of 2021, Reed’s will launch the below:

●	Reed’s Real Ginger Ale Zero Sugar Line Extensions: Shirley Tempting and Transfusion

●	Reed’s Real Ginger Ale and Virgil’s 20 oz Bottles for the Convenience Channel

●	Virgil’s Zero Sugar Line Extensions: Dr. Better, Grapefruit, and Ginger Ale

●	Limited Edition Swing Lid Bottles 0.5 liter: Virgil’s Bavarian Nutmeg Root Beer and Flying Cauldron Butterscotch Beer

●	Reed’s Craft Stormy Mule

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Our Primary Markets

We target a smaller segment of the estimated $32 billion mainstream carbonated and non-carbonated soft drink markets in the United States. Our brands are generally considered premium and natural, with upscale packaging. They are loosely defined as the craft specialty bottled carbonated soft drink category.

We have an experienced and geographically diverse sales force promoting our products, with senior sales representatives strategically placed in multiple regions across the country, supported by local Reed’s sales staff. Additionally, we have sales managers handling national accounts for natural, specialty, grocery, mass, club, drug and convenience channels. Our sales managers are responsible for all activities related to the sales, distribution, and marketing of our brands to our entire retail partner and distributor network in North America. The Company not only employs an internal sales force but has partnered with independent sales brokers and outside representatives to promote our products in specific channels and key targeted accounts.

We sell to well-known popular natural food and gourmet retailers, large grocery store chains, mass merchants, club stores, convenience and drug stores, liquor stores, industrial cafeterias (corporate feeders), and to on-premise bars and restaurants nationwide and in some international markets. We also sell our products and promotional merchandise directly to consumers via the Internet through our Amazon storefront which can be accessed through our company web site www.drinkreeds.com.

Some of our representative key customers include:

●	Natural stores: Whole Foods Market, Sprouts, Natural Grocers by Vitamin Cottage, Fresh Thyme Farmers Market

●	Gourmet & specialty stores: Trader Joe’s, Bristol Farms, Lazy Acres, The Fresh Market, Central Market

●	Grocery and mass chains: Kroger (and all Kroger banners), Safeway, Albertson’s, Publix, Food Lion, Stop & Shop, H.E.B., Wegmans, Target, Walmart

●	Club stores: BJ’s

●	Liquor stores: BevMo!, Total Wine & More, Spec’s

●	Convenience & drug stores: Circle K, CVS Health, Rite Aid

Our Distribution Network

Our products are brought to market through an extremely flexible and fluid hybrid distribution model, which is a mix of direct-store-delivery, customer warehouse, and distributor networks. The distribution system used depends on customer needs, product characteristics, and local trade practices.

Our product reaches the market in the following ways:

Direct to Natural & Specialty Wholesale Distributors

Our natural and specialty distributor partners operate a distribution network delivering thousands of SKUs of natural and gourmet products to thousands of small, independent, natural retail outlets around the U.S., along with national chain customers, both conventional and natural. This system of distribution allows our brands far reaching access to some of the most remote parts of North America. During the past year we expanded, and will continue to expand, in this distribution network.

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Direct to Store Distribution (“DSD”) Through Non-Alcoholic Beverage Distributor Network

Our independent distributor partners operate DSD systems which deliver primarily beverages, foods, and snacks directly to retail stores where the products are merchandised by their route sales and field sales employees. DSD enables us to merchandise with maximum visibility and appeal. DSD is especially well-suited to products frequently restocked and responds to in-store promotion and merchandising. We are primarily focused on expanding our DSD network on a national basis.

Manufacturing Our Products

All of Reed’s products are produced by our co-pack partners, which assemble our products and charge us a fee, generally by the case, for the products produced. We have a long-standing relationship with two co-packers in Pennsylvania. Additionally, in conjunction with the sale of our plant, we entered into a three-year co-packing agreement with CCB, whereby CCB will produce Reed’s Inc. beverages in glass bottles at prevailing West Coast market rates. In 2019, we entered into a co-packing agreement with Sonoma Beverage Company on the West Coast. We recently engaged an additional co-packer on the East Coast, Clinton’s Ditch, and another on the West Coast, Noel Canning. We are in discussions and negotiations with additional co-packers to secure added capability for future production needs. We periodically review our co-packing relationships to ensure that they are optimal with respect to quality of production, cost and location.

Warehousing and Logistics are a significant portion of the Company’s operational costs. In order to drive efficiency and reduce costs, on February 1, 2019 we entered into a strategic partnership with Veritiv Logistics Solutions to manage all freight movement for the Company. Veritiv is one of the largest distribution service providers in North America and has expertise that will provide a competitive advantage in the movement of raw materials and finished goods. This partnership will support planning and execution of all inventory movement, assessment of storage needs and cost management.

We follow a “fill as needed” model to the best of our ability and have no significant order backlog.

New Product Development

While we have simplified our business and have streamlined a significant number of SKUs in order to further our primary objective of accelerating the growth of the Reed’s and Virgil’s core product offerings, we believe significant opportunity remains in the all-natural beverage space.

Healthier alternatives will be the future for carbonated soft drinks. We will continue to drive product development in the all-natural, no and low sugar offerings in the “better for you” beverage categories. In addition, we believe there are powerful consumer trends that will help propel the growth of our brand portfolio including the increased consumption of ginger as a recognized superfood, the growing use of ginger beer in today’s popular cocktail drinks, and consumers’ increased demand for higher quality, all-natural handcrafted beverages.

Christopher J. Reed, the Company’s founder and Chief Innovation Officer continues to support our new product development efforts in 2020. Mr. Reed possesses thirty plus years of product development and innovation experience. Recent innovations include our compelling line of full flavor, all-natural, zero sugar, zero calorie sodas. Reed’s has also begun to expand and broaden its product development capabilities by engaging and working with larger, experienced beverage flavor houses and innovative ingredient research and supply companies.

We believe our new business model enhances our ability to be nimble and innovative, producing category leading new products in a short period of time.

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Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks include the following:

●	We have a history of operating losses. If we continue to suffer losses from operations, our working capital may be insufficient to support our ability to expand our business operations as rapidly as we would deem necessary at any time, unless we are able to obtain additional financing.
●	We may need additional financing in the future, which may not be available when needed or may be costly and dilutive.
●	Our secured credit facility with Rosenthal and Rosenthal, Inc. contains financial covenants that, if breached, could trigger default.
●	The recent global coronavirus outbreak could harm our business and results of operations.
●	Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.
●	Increased market spending may not drive volume growth.
●	Increases in costs of packaging, ingredients and contract manufacturing tolling fees may have an adverse impact on our gross margin.
●	If we do not adequately manage our inventory levels, our operating results could be adversely affected.
●	It is difficult to predict the timing and amount of our sales because our distributors are not required to place minimum orders with us.

Satisfaction, Settlement and Release Agreement and Private Offering

On December 11, 2020, we entered into a Satisfaction, Settlement and Release Agreement (“Satisfaction Agreement”) with Raptor/ Harbor Reeds SPV, LLC (“Raptor”) satisfying all of our obligations to Raptor as our junior secured lender. In full satisfaction of that certain Senior Secured Amended and Restated Subordinated Convertible Non-Redeemable Secured Note (“Subordinated Note”), including release of collateral, and termination of related junior lender documentation, Reed’s (a) paid Raptor $4,250,000 in cash, (b) issued to Raptor a warrant (“Warrant”) to purchase 1,000,000 shares of common stock, $0.0001 par value, of Reed’s (“Common Stock”) with an exercise price of $0.644, and (c) issued to Raptor 1,339,286 shares of Common Stock upon conversion of $750,000.00 of the Subordinated Note at the reduced per share conversion price of $0.56. The Satisfaction Agreement includes a mutual release of liability.

Raptor was a related party at the time of the transaction, as a holder of the subordinated convertible debt of Reed’s from April 21, 2017 through December 11, 2020. Daniel J. Doherty III, a director of Reed’s, was a principal and member of Raptor at the time of the transaction. He subsequently resigned from the board of directors, effective December 31, 2020. The satisfaction transaction was completed on December 15, 2020.

Prior to this transaction, our obligation under the Subordinated, including accrued and unpaid interest through maturity on April 21, 2021, was approximately $5.5 million.

Reed’s senior lender, Rosenthal & Rosenthal Inc., a New York corporation, consented to the settlement transaction subject to pay-down by Reed’s of senior credit line obligation to zero, in compliance with terms of existing financing documents, release of collateral securing the Subordinated Note and other customary requirements.

This prospectus relates to the resale of shares of common stock issuable upon exercise of the Warrant issued to Raptor (also referred to as the selling shareholder).

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Description of Warrant

The Warrant has an exercise price of $0.644 per share, a five-year term and is exercisable at any time on or after the issuance date. The Warrant may be exercised by cashless exercise at any time. The Warrant contains customary protection for stock splits, dividends and reclassifications and provides certain rights in the event of a “Fundamental Transaction” as therein defined. The Warrant also includes customary compensation for a buy-in in the event Reed’s fails to timely deliver shares of Common Stock upon exercise of the Warrant by Raptor.

The Warrant also contains customary representations of Raptor as purchaser in a private offering of securities required for qualification for applicable exemption(s) from registration of the Warrant under the Securities Act.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement dated December 11, 2020, the company also agreed to file a registration statement registering shares of Common Stock underlying the warrant for resale, provided however, sales under the registration statement may not commence until April 7, 2021. The Registration Rights Agreement contains customary terms and conditions for transactions of this type, and includes liquidated damages penalties in the event that we fail to satisfy or maintain the specified filing and effectiveness time periods in the Registration Rights Agreement.

Corporate Information

Our corporate headquarters are located at 201 Merritt 7 Corporate Park Norwalk, Connecticut 06851. Our telephone number is (203) 890-0557. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act) will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities Exchange Commission on their website located at www.sec.gov. The contents of our website are not incorporated into this prospectus, and our reference to the URL for our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

THE OFFERING

Common stock offered by the selling shareholder	Up to 1,000,000 shares.

Use of Proceeds	We will not receive any of the proceeds from the sale of securities by the selling shareholder pursuant to this prospectus. We may receive up to approximately $644,000 in aggregate gross proceeds from the exercise of the Warrant, if the Warrant is exercised for cash, based on the per share exercise price of the Warrant. Any proceeds we receive from the exercise of the Warrant will be used for working capital and general corporate purposes.

Offering Price	The selling securityholder may sell all or a portion of their shares through public or private transactions at prevailing market prices or privately negotiated prices.

Risk Factors	An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market symbol	REED

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of securities by the selling shareholder pursuant to this prospectus. We may receive up to approximately $644,000 in aggregate gross proceeds from the exercise of the Warrant, if the Warrant is exercised for cash, based on the per share exercise price of the Warrant. Any proceeds we receive from the exercise of the Warrant will be used for working capital and general corporate purposes.

SELLING SHAREHOLDER

The shares of common stock being offered by the selling shareholder, or it’s assignees or successors-in-interest are up to 1,000,000 shares of common stock issuable upon the exercise of the Warrant held by the selling shareholder in connection with the Satisfaction Agreement and the Registration Rights Agreement. For additional information regarding the issuance of the Warrant, see “Prospectus Summary – Satisfaction, Settlement and Release Agreement and Private Offering” above. We are registering 1,000,000 shares of common stock issuable upon the exercise of the Warrant in connection with the Satisfaction Agreement and the Registration Rights Agreement, in order to permit the selling shareholder, or its assignees or successors-in-interest, to offer the shares for resale from time to time. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling shareholder, we are referring to the shares of common stock underlying the Warrant issued to the selling shareholder under the Satisfaction Agreement.

Subject to limited exceptions, the Warrant issued to the selling shareholder is exercisable at any time on or after the date its issuance date, or December 11, 2020. The selling shareholder may sell all, some or none of its shares in this offering. See the section titled “Plan of Distribution” elsewhere in this prospectus.

The Selling Shareholder was a related party at the time of the transaction, as a holder of the subordinated convertible debt of Reed’s from April 21, 2017 through December 11, 2020. Daniel J. Doherty III, a director of Reed’s, was a principal and member of Raptor at the time of the transaction. He subsequently resigned from the board of directors, effective December 31, 2020.

The table below lists the selling shareholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the selling shareholder. The second column lists the percentage of shares of common stock beneficially owned by the selling shareholder, based on its ownership of shares of common stock, as of March 8, 2021. The percentage of shares beneficially owned prior to the offering is based on 86,384,571 shares of our common stock outstanding as of March 8, 2021. The number of shares in the column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” represents all of the shares that the selling shareholder may offer under this prospectus, assuming exercise of the Warrant held by such selling shareholder, and does not take into account the date of, or any limitations on, the exercise of the Warrant.

Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Before this Offering (2)	Percentage of Shares of Common Stock to be Beneficially Owned Prior to this Offering (2)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock to be Beneficially Owned Upon Completion of this Offering (2)	Percentage of Shares of Common Stock to be Beneficially Owned Upon Completion of this Offering (2)

Raptor/ Harbor Reeds SPV, LLC (1)	6,618,599	7.4%	1,000,000	5,618,599	6.3%

(1)	Daniel J. Doherty III has sole voting and investment power over the shares as principal of Raptor/ Harbor Reeds SPV, LLC. Raptor/ Harbor Reeds SPV, LLC’s address is 280 Congress Street, 12th Floor, Boston, MA 02210.

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(2)	“Beneficial ownership” is a term broadly defined in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in a person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this column, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of March 8, 2021.

(3)	Includes 2,810,000 shares of common stock underlying currently exercisable warrants.

PLAN OF DISTRIBUTION

The Selling Shareholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions; provided however, sales may not commence until the 6th trading day after Reed’s files its Annual Report on Form 10-K for the period ending December 31, 2020 with the Securities Exchange Commission. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Shareholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Shareholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholder.

We agreed to keep this prospectus effective until the earliest of (ii) the fifth anniversary of the Closing Date, (ii) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (iii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the rights and the shares of common stock offered by this prospectus have been passed upon for us by Libertas Law Group, Inc., Santa Monica, California.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of Weinberg & Company, P.A., an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

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1,000,000 Shares of Common Stock

PROSPECTUS

           , 2021

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts other than the registration fee are estimated):

Securities Exchange Commission filing fee	$	[ ]
Accounting fees and expenses		$10,000
Legal fees and expenses		$10,000
Total		[ ]

Item 15.	Indemnification of Directors and Officers.

We are subject to the laws of Delaware on corporate matters, including their indemnification provisions. Section 102 of the General Corporation Law of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law (the “DGCL”), as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any persons who were, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee, or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

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Our amended certificate of incorporation provides that, to the fullest extent permitted by Delaware law, as it may be amended from time to time, none of our directors will be personally liable to us or our stockholders for monetary damages resulting from a breach of fiduciary duty as a director. Our amended certificate of incorporation also provides discretionary indemnification for the benefit of our directors, officers and employees, to the fullest extent permitted by Delaware law, as it may be amended from time to time. Pursuant to our bylaws, we are required to indemnify our directors, officers, employees and agents, and we have the discretion to advance his or her related expenses, to the fullest extent permitted by law.

We do currently provide liability insurance coverage for our directors and officers.

The Company may enter into indemnification agreements with directors, which provide that the Company shall, subject to certain exceptions, indemnify and pay, advance or reimburse the costs of defense of such person who is made party to a proceeding by reason of their indemnified capacities. Each indemnified party agrees to repay any payment, advance or reimbursement of expenses made by the Company to such person if it is determined, following the final disposition of the claim, that the person is not entitled to indemnification by the Company with respect to a claim for which indemnification was obtained.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein may contain provisions whereby the underwriter or underwriters may agree to indemnify us, our directors and certain officers and other persons.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

See Exhibit Index attached hereto and incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was partof the registration statement or made in any such document immediately prior to such effective date

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(a) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on April 2, 2021.

REED’S, INC.

By:	/s/ Norman E. Snyder, Jr.
Norman E. Snyder, Jr.
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Norman E. Snyder Jr. and Thomas J. Spisak, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

Chief Executive Officer, Director,
/s/ Norman E. Snyder, Jr.	(Principal Executive Officer)	April 2, 2021
Norman E. Snyder, Jr.
Chief Financial Officer, Secretary
/s/ Thomas J. Spisak	(Principal Accounting Officer)	April 2, 2021
Thomas J. Spisak

/s/ Scott R. Grossman	Director	April 2, 2021
Scott R. Grossman

/s/ Lewis Jaffe	Director	April 2, 2021
Lewis Jaffe

/s/ James C. Bass	Director	April 2, 2021
James C. Bass

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EXHIBIT INDEX

			Incorporated by Reference
Exhibit No.	Exhibit Title	Filed Herewith	Form	Exhibit	File No.	Date Filed
3.1	Certificate of Incorporation of Reed’s Inc., as amended		10-K	3.1	001-32501	3/30/2021
3.2	Amended and Restated Bylaws of Reed’s, Inc.		10-K/A	3.8	001-32501	04/08/2020
4.1	Form of Stock Certificate		SB-2	4.1	333-120451
4.2	Form of Warrant issued to Raptor/ Harbor Reed’s SPV on December 11, 2020		10-K	4.10	001-32501	3/30/2021
5.1	Opinion of Libertas Law Group, Inc. regarding legality of securities being registered.	X
10.1	Satisfaction Settlement and Release Agreement by and between Reed’s, Inc. and Raptor/ Harbor Reeds SPV, dated December 11, 2020		10-K	10.1	001-32501
10.2	Registration Rights Agreement by and between Reed’s, Inc. and Raptor/ Harbor Reeds SPV, dated December 11, 2020		10-K	10.2	001-32501
23.1	Weinberg & Co., PA, Independent Registered Public Accounting Firm	X
23.2	Consent of Libertas Law Group, Inc. (included in Exhibit 5.1).	X
24.1	Power of Attorney (included on signature page).	X

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